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                                                                   Exhibit 10.25

                           LOAN AND SECURITY AGREEMENT


         THIS AGREEMENT is made and entered into this 28th day of April, 1998, by and among THE INTERCEPT GROUP, INC., a Georgia corporation ("INTERCEPT"), INTERCEPT SWITCH, INC., a Georgia corporation ("ISI"), PROVESA, INC., a Georgia corporation ("PROVESA"), PROVESA SERVICES, INC., a Georgia corporation ("PSI") (InterCept, ISI, Provesa and PSI is each individually referred to as a "BORROWER" and collectively as the "BORROWERS"), and FIRST UNION NATIONAL BANK, a national banking association (together with its successors and assigns, hereinafter referred to as "BANK").


                              W I T N E S S E T H:

         WHEREAS, Borrowers desire a revolving line of credit from Bank up to the maximum principal sum of $20,000,000.00 (the "CREDIT LIMIT"), on terms and conditions set forth herein; and

         WHEREAS, Bank is willing to extend a revolving line of credit to Borrowers up to the maximum principal sum of $20,000,000.00, on terms and conditions set forth herein; and

         NOW, THEREFORE, for and in consideration of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

         1.1 "AFFILIATE" shall mean an (i) individual or entity that, directly or indirectly, owns, controls, or holds with power to vote, thirty percent (30%) or more of the outstanding voting interests in a Borrower, (ii) entity, thirty percent (30%) or more of whose outstanding voting interests are directly or indirectly owned, controlled, or held with power to vote, by a Borrower, (iii) entity, thirty percent (30%) or more of whose outstanding voting interests are directly or indirectly owned, controlled, or held with power to vote, by an individual or entity that directly or indirectly owns, controls, or holds with power to vote, thirty percent (30%) or more of the outstanding voting interests in a Borrower, (iv) individual or entity whose business or substantially all of whose property is operated under a lease or operating agreement by a Borrower,
(v) individual or entity that operates the
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business or substantially all of the property of a Borrower under a lease or operating agreement, or (vi) immediate family member of any individual that, directly or indirectly, owns, controls, or holds with power to vote, thirty percent (30%) or more of the outstanding voting interests in a Borrower.

         1.2 "APPLICABLE MARGIN" shall mean the percentage per annum set forth below opposite the ratio of Funded Debt/EBITDA:

              FUNDED DEBT/EBITDA                      APPLICABLE MARGIN
   ------------------------------------------         -----------------
           less than or equal to .50                        1.25%
   greater than .50 less than or equal to 1.0               1.50%
   greater than 1.0 less than or equal to 2.0               1.75%
   greater than 2.0 less than or equal to 3.0               2.00%

         1.3 "AGREEMENT" shall mean this Loan and Security Agreement, together with any amendments, modifications or supplements hereto and schedules or exhibits hereto.

         1.4 "AUTHORIZED PERSONNEL" shall mean and refer to (i) the chief executive officer of each Borrower, (ii) the chief financial officer of each Borrower, and (iii) those other officers of each Borrower authorized by the board of directors of such Borrower or by the officers listed in subsections (i) and (ii) hereof in writing from time to time.

         1.5 "AVERAGE DAILY OUTSTANDING BALANCE" shall mean a sum equal to the quotient of the sum of the Daily Balances for each day during the period of such calculation, divided by the actual number of days in that period.

         1.6 "AVERAGE MONTHLY OUTSTANDING BALANCE" shall mean a sum equal to the quotient of the sum of the Average Daily Outstanding Balances for each month during the period of such calculation, divided by the number of months in that period.

         1.7 "BUSINESS DAY" shall mean any day, except Saturday, Sunday and legal holidays, on which Bank is open for business.

         1.8 "CLOSING" or "CLOSING DATE" shall mean the time set forth in
Article XII hereof for the closing of the transactions contemplated hereby.

         1.9 "COLLATERAL" shall mean and include the Miscellaneous Property, Receivables, Inventory, Equipment, Intellectual Property, Records and Proceeds.

         1.10 "CONSOLIDATED TANGIBLE NET WORTH" of Borrowers shall mean the Borrowers' Total Assets (not including any Receivables or indebtedness owing to such party by any stockholders, officers,

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subsidiaries or Affiliates or any loans to any stockholders, officers, subsidiaries or Affiliates) less the Borrowers' Consolidated Total Liabilities.

         1.11 "CONSOLIDATED TOTAL LIABILITIES" of Borrowers shall mean the total of all items and categories of indebtedness, obligations and liabilities of each Borrower and its subsidiaries and Affiliates which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of each Borrowers' balance sheet at the date as of which total liabilities are to be determined (including without limitation all indebtedness owed to officers, shareholders and employees of such entity, all capitalized leases and all reserves for deferred taxes and other deferred sums).

         1.12 "DAILY BALANCE" shall mean a sum equal to the amount of all Revolving Loans which remain unpaid as of the beginning of the day of such calculation, plus all Revolving Loans made on the day of such calculation, less the portion of any payments or credits applied (subject to final collection) on the day of such calculation against the unpaid balance of the Revolving Loans.

         1.13 "DEFAULT" shall mean any of the events or conditions described in
Article X hereof.

         1.14 "EBITDA" shall mean and refer to earnings before interest, taxes, depreciation and amortization, as calculated in accordance with GAAP.

         1.15 "EQUIPMENT" shall mean the property described in Section 5.01(d) of Article V hereof.

         1.16 "FUNDED DEBT" shall mean and include all of each Borrower's current and long term interest bearing debt.

         1.17 "GAAP" shall mean generally accepted accounting principles applied in a consistent manner from period to period.

         1.18 "INTELLECTUAL PROPERTY" shall mean the property described in
Section 5.01(e) of Article V hereof.

         1.19 "INTERCEPT" shall have the meaning ascribed to such term in the preamble hereof. InterCept is the one hundred percent (100%) shareholder of ISI, Provesa and PSI.

         1.20 "INVENTORY" shall mean the property described in Section 5.01(c) of Article V hereof.

         1.21 "LIBOR" shall mean the rate per annum for U.S. dollar deposits of that many months maturity as quoted by Telerate News Service on page 3750 which is the official British Bankers

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Association fixing rate recorded at 11:00 a.m. London setting time on the date two (2) Business Days prior to the first day of such interest period.

         1.22 "LIBOR BREAKAGE COSTS" shall mean any loss, cost or expenses including without limitation lost profit incurred by Bank as a result of the liquidation or reemployment of deposits or other funds acquired by Bank to fund or maintain the LIBOR Option for the Revolving Loans in the event the Revolving Loans are at any time converted (whether upon Default or otherwise) to the Prime Rate Option.

         1.23 "LOAN DOCUMENTS" shall mean and include the Agreement, the Note and any and all documents, instruments and agreements relating thereto or executed in connection therewith.

         1.24 "MATERIAL ADVERSE EFFECT" shall mean any act, omission, event or undertaking which would, singly or in the aggregate, have a material adverse effect upon (a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of Borrowers, taken as a whole, (b) the respective ability of any Borrower to perform any obligations under this Agreement or any other Loan Document to which it is a party, or (c) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of Bank to enforce any rights or remedies under or in connection with any Loan Document.

         1.25 "MATURITY DATE" shall have the meaning set forth in Section 2.01(d) of Article II hereof.

         1.26 "MISCELLANEOUS PROPERTY" shall mean the property described in
Section 5.01(a) of Article V hereof.

         1.27 "NET PROFIT" of an entity shall mean the excess of such entity's total revenues over its total expenses after giving effect to taxes.

         1.28 "NOTE" shall mean the Revolving Note.

         1.29 "OBLIGATIONS" shall mean any and all indebtedness, liabilities and obligations of Borrowers to Bank whatsoever, including without limiting the generality of the foregoing: any and all indebtedness, liabilities and obligations of Borrowers to Bank arising out of the Note; all Bank's fees, charges and expenses of or incidental to the preparation, renewal, modification or enforcement of Borrowers' obligations arising out of the Note, and any and all extensions or renewals thereof in whole or in part; and any indebtedness, liability or obligation of any Borrower to Bank under any later or future advances or loans made by Bank to a Borrower, and any and all extensions or renewals thereof in whole

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or in part, joint or several, and in any event whether existing as of the date hereof or hereafter arising and whether direct, indirect, absolute or contingent, as maker, endorser, guarantor or otherwise, including without limitation Bank's participation in others' loans; and all charges, interest, expenses, and costs of collection in connection with the foregoing, including, but not limited to, fifteen percent (15%) of the total amount due (including principal and interest) as attorneys' fees in the event that such amounts are collected by or through an attorney-at-law, and also other legal and court costs, which in no event shall exceed actual costs incurred.

         1.30 "PRIME RATE" shall mean the interest rate established by Bank from time to time in its sole discretion as its prime rate, provided that in the event that Bank shall abolish or abandon the practice of establishing a prime rate, or should the same become unascertainable, Bank shall designate a comparable reference rate which shall be deemed to be the Prime Rate hereunder. The Prime Rate is not the lowest rate available on loans made by Bank. Bank lends money at interest rates at, above and below the Prime Rate.

         1.31 "PROCEEDS" shall mean the property described in Section 5.02 of
Article V hereof.

         1.32 "RECEIVABLES" shall mean the property described in Section 5.01(b) of Article V hereof.

         1.33 "RECORDS" shall mean the property described in Section 5.01(f) of
Article V hereof.

         1.34 "REVOLVING LOAN" AND "REVOLVING LOANS" shall have the same meaning ascribed to such terms in Section 2.01(a) of Article II hereof.

         1.35 "REVOLVING NOTE" shall mean Borrowers' promissory note to Bank evidencing the Revolving Loans, as amended from time to time by the execution by Borrowers and Bank of a written instrument in form and substance satisfactory to Bank.

         1.36 "SEC FILINGS" shall mean all forms, reports and documents filed and required to be filed by Borrowers with the United States Securities and Exchange Commission (the "SEC"), including: (i) the Registration Statement on Form S-1 as filed March 2, 1998 and the prospectus related thereto, as amended and to be amended, (ii) all proxy statements relating to meetings of shareholders (whether annual or special), (iii) all Annual Reports on Form 10-K as filed or to be filed with the SEC, (iv) all Current Reports on Forms 8-K, (v) all Quarterly Reports on Forms 10-Q, (vi) the exhibits, schedules and documents attached to any of the foregoing or incorporated by reference therein, and (vii) all amendments, modifications and replacements of any of the foregoing.

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         1.37 "SUBORDINATED DEBT" shall mean all debt owed by a Borrower to any officer of any Borrower, any shareholder of any Borrower, any Affiliate of any Borrower or any subsidiary of any Borrower (each a "RELATED PARTY" and collectively the "RELATED PARTIES"), which debt has been subordinated by the applicable Related Party in favor of Bank pursuant to a subordination agreement in form and substance satisfactory to Bank.

         1.38 "SUBORDINATION AGREEMENTS" shall individually and collectively mean agreements in form and substance satisfactory to Bank, pursuant to which the Related Parties subordinate in favor of Bank all debt owing by any Borrower to the Related Parties and all security therefor.

         1.39 "TOTAL ASSETS" of an entity shall mean the total of all items and categories of properties which, in accordance with GAAP, would be included in determining total assets as shown on the assets side of such entity's balance sheet (excluding any value for goodwill, trademarks, patents, copyrights, organization expense, non-competition agreements and other similar intangible items).

         1.40 "TOTAL CAPITALIZATION" shall mean total Funded Debt PLUS Tangible Net Worth.

                                   ARTICLE II

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                                    FINANCING

         2.01 TERMS AND AMOUNT OF REVOLVING LOANS. (a) Upon the execution of this Agreement and provided that Borrowers are in compliance with its terms and conditions, Bank hereby extends a line of credit to Borrowers in the amount of up to the aggregate principal sum outstanding of TWENTY MILLION AND NO/100THS DOLLARS ($20,000,000.00), which may be borrowed, repaid and reborrowed, from time to time in one or more borrowings prior to the maturity date of the Revolving Note (each advance under such line of credit a "REVOLVING LOAN" and all advances collectively referred to as "REVOLVING LOANS"), subject to the terms and conditions of this Agreement. The Revolving Loans shall be evidenced by the Revolving Note payable to the order of Bank in form and substance satisfactory to Bank. The unpaid principal balance of the Revolving Loans shall bear interest, at the option of Borrowers, at either: (i) a floating rate equal to the Prime Rate MINUS one-quarter of one percent (0.25%) (the "PRIME RATE OPTION"), or (ii) a fixed rate for interest periods of one-, two- or three-whole months (the "LIBOR OPTION PERIOD") equal to the reserved adjusted thirty (30) day LIBOR PLUS the Applicable Margin (the LIBOR OPTION"). Interest on the Revolving Note will be based on the actual number of days elapsed over a year of 360 days. Any change in such interest rate resulting from a change in the Prime Rate shall be effective on the Business Day on which such change in the Prime Rate occurs.

         (b) The LIBOR Option may be exercised by Borrowers for all, but not less than all, of the then outstanding amounts of the Revolving Loans, no later than the second (2nd) full Business Day preceding the first (1st) day of any calendar month which commences an interest period selected by Borrowers in respect of the LIBOR Option. Upon such exercise, the LIBOR Option shall remain in effect until the expiration of the LIBOR Option Period selected, at which time, unless an additional LIBOR Option shall have been timely exercised, the rate upon such expiration shall be the Prime Rate Option, PROVIDED, HOWEVER, that Bank will permit Borrowers to submit in writing a standing election to select the LIBOR Option or the Prime Rate Option which will automatically renew until Bank receives written notice from Borrowers terminating such election. Borrowers shall not be entitled to select a LIBOR Option for the Revolving Loans if a Default exists hereunder. Following the exercise of a LIBOR Option (subject to the foregoing terms) and for and during the LIBOR Option Period selected by Borrowers, Borrowers may request additional Revolving Loans in any amount at the LIBOR Option rate of interest applicable at the beginning of the month in which such additional advance or advances were requested. If a Default shall occur during a LIBOR Option Period, the Revolving Loans shall, at the option of Bank, convert to the Prime Rate Option and Borrowers shall be responsible for any and all LIBOR Breakage Costs. Borrowers shall also be obligated to pay all LIBOR

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Breakage Costs in the event the Revolving Loans are paid prior to the expiration of the applicable LIBOR Option Period.

         (c) Beginning on the first (1st) day of the first (1st) month after the date of the Revolving Note and continuing on the first (1st) day of each and every month thereafter so long as there is any principal balance or accrued and unpaid interest outstanding under the Revolving Note, accrued and unpaid interest on the unpaid principal balance of the Revolving Note shall be due and payable.

         (d) The entire unpaid principal balance of the Revolving Note, together with all accrued and unpaid interest thereon, shall be due and payable on April 28, 2001 (the "MATURITY DATE") or such other date to which the maturity of the Revolving Note may be extended by written amendment thereto executed by Borrowers and Bank or by a renewal note executed by Borrowers and delivered to and accepted by Bank.

         (e) In consideration of Bank's agreeing to make Revolving Loans on terms and conditions set forth in this Agreement, Borrowers shall pay to Bank, not as interest but as compensation for underwriting and other services rendered in connection with the Revolving Loans, a quarterly service fee equal to one-sixteenth of one percent (0.0625%) of (i) the Credit Limit MINUS (ii) the Average Monthly Outstanding Balance of the Revolving Note during the previous quarter, which shall be due and payable on the first (1st) day of the third
(3rd) month after the date hereof and continuing on the first (1st) day of each and every quarter thereafter.

         2.02 LATE PAYMENTS. If Borrowers shall fail to pay any installment of principal or interest within ten (10) days after the date such installment originally becomes due (excluding any applicable cure period), a late charge equal to five percent (5%) of the total amount of such past due installment shall immediately be due and payable to Bank in addition to such past due installment, not as interest but as compensation for administrative and other costs incurred by Bank as a result of such late payment.

         2.03 PROCEEDS. Proceeds of the Revolving Loans shall be used by Borrowers solely for the purpose of acquiring the assets or capital stock of an entity engaged in a similar or compatible line of business as that of Borrowers and for working capital in accordance with Section 2.04 hereof.

         2.04 WORKING CAPITAL LINE. Borrowers shall have the option, during the term hereof, to request that a certain portion of the Revolving Loans (in an amount not to exceed $2,000,000 in the aggregate outstanding at any one time) shall be used as working capital by Borrowers in the ordinary course of their business and shall be made under substantially the same terms and conditions a those contained herein. In the event Borrowers choose to exercise

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such option, amendment documentation shall be prepared by Bank's counsel and executed by Borrowers and Bank, which documentation shall allow a certain portion of the Revolving Loans to be used by Borrowers as working capital in the ordinary course of their business and shall otherwise be in form and substance satisfactory to Bank in its reasonable discretion.

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                                   ARTICLE III

                      CONDITIONS TO INITIAL REVOLVING LOAN

         Bank shall not be obligated to make the initial Revolving Loan unless:

         3.01 Each of the conditions set forth in Article IV hereof shall have been satisfied;

         3.02 The representations and warranties made by or on behalf of Borrowers in connection with such Revolving Loan, and the representations and warranties of Borrowers contained in this Agreement, are true and correct in all material respects on and as of the date of the request for such Revolving Loan;

         3.03 Bank shall have received originals, duplicates, or confirmation satisfactory to Bank of all insurance policies required to be maintained by Borrowers pursuant to the terms and conditions hereof;

         3.04 Bank shall have received payment in full of all fees, charges, and expenses due in connection with this Agreement, including without limitation attorneys' fees and expenses;

         3.05 Bank shall have received originals of the Subordination Agreements from the Related Parties;

         3.06 Bank shall have received the original of a favorable opinion letter from counsel for Borrowers in form and substance reasonably satisfactory to Bank;

         3.07 Bank shall have received an original Conditions Subsequent Rider, as executed by each Borrower, which Conditions Subsequent Rider shall be in form and substance reasonably satisfactory to Bank;

         3.08 Bank shall have received originals of a landlord's waiver and consent agreement executed by the record owner of any real property leased to any Borrower, pursuant to which, among other things, such record owner subordinates in favor of Bank any interest which it may have in the Collateral, waives all right of levy, sale or distraint for non-payment of rent, agrees that any Inventory or Equipment affixed to such real property shall remain personal property of such Borrower and agrees that Bank shall be permitted to enter such real property to inspect or, upon a Default, remove the Collateral therefrom, all in form and substance satisfactory to Bank;

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         3.09 Bank shall have received a commitment fee in the amount of
Seventy-Five Thousand and No/100ths Dollars ($75,000.00) in consideration of Bank's agreement to make Revolving Loans to Borrowers upon the terms and conditions of this Agreement, not as interest but as compensation for underwriting and other services rendered in connection with the Revolving Loans (Bank acknowledges receipt of $37,500.00 of the commitment fee prior to the date hereof);

         3.10 Bank shall have received a copy of each Borrower's federal corporate income tax returns for its fiscal year last ended and financial statements for each Borrower, all in form and substance reasonably satisfactory to Bank; and

         3.11 Bank shall have received such other loan documentation as deemed reasonably necessary by Bank or its counsel, satisfactory in form and substance to Bank, providing for the Revolving Loans to be extended, secured, and guaranteed.

                                   ARTICLE IV

                        CONDITIONS TO ALL REVOLVING LOANS

         Bank shall not be obligated to make any Revolving Loan, unless:

         4.01 The representations and warranties made by or on behalf of Borrowers in connection with such Revolving Loan and the representations and warranties of Borrowers contained in this Agreement are true and correct on and as of the date of the request for such Revolving Loan;

         4.02 The amount of the Revolving Loan requested, when aggregated with the outstanding principal balance of all Revolving Loans, does not exceed $20,000,000.00; PROVIDED, HOWEVER, any Revolving Loans in excess of $6,000,000.00 in the aggregate in any one fiscal year shall only be made with the prior written consent of Bank;

         4.03 The Revolving Loan was requested by any Authorized Personnel member;

         4.04 Borrowers shall have provided Bank with written notice of Borrowers' request for such Revolving Loan, in form and substance reasonably satisfactory to Bank;

         4.05 At the time of the request for the Revolving Loan, there shall have been no material adverse change in any Borrower's financial condition from its financial condition as shown in its last financial statement furnished to Bank;

         4.06 At the time of the request for such Revolving Loan,

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Borrowers shall be in substantial compliance with all of the terms and provisions of this Agreement;

         4.07 At the time of the request for such Revolving Loan, no Default or an event that upon notice or lapse of time or both would constitute a Default shall have occurred, and there will be no claim, action, suit or proceeding pending or threatened against any Borrower that would be reasonably likely to have a Material Adverse Effect; and

         4.08 Bank shall have received a certificate from Borrowers, as executed by the chief executive officer or chief financial officer of InterCept, certifying that Borrowers will remain in compliance with Article IX hereof following the applicable acquisition by Borrowers which certificate shall be supported by the financial statements of the acquired entity (which financial statements shall be in the form required to be filed with the SEC Filings related to such transaction).

                                    ARTICLE V

                                    SECURITY

         5.01 COLLATERAL PLEDGED BY BORROWERS. As security for the full payment and performance of the Obligations, each Borrower hereby grants to Bank a security interest in the following described personal property:

         (a) MISCELLANEOUS PROPERTY. All property of such Borrower now or hereafter in the possession, custody, or control of Bank, and all monies, collection items, deposits, savings accounts, certificates, and other amounts now or hereafter due, owing or issued by or from Bank to such Borrower, whether matured or not (all of the foregoing hereinafter collectively called "MISCELLANEOUS PROPERTY").

         (b) RECEIVABLES AND OTHER COLLATERAL. All accounts, accounts receivable, contract rights, general intangibles (including without limitation the Intellectual Property), notes, documents, chattel paper, instruments, acceptances, and drafts, whether or not the same is subject to, or defined by,
Article 9 of the Uniform Commercial Code or whether or not the same constitutes by reason of one or more of the foregoing clauses, a right to the payment of money or other form of consideration of any kind at any time existing now or hereafter owing or to be owing to such Borrower, whether or not the same are listed on any scheduled assignments or reports furnished to Bank from time to time, whether now existing or created or acquired at any time hereafter; any and all liens securing the foregoing, any and all guaranties and securities securing the foregoing and all proceeds thereof (all of the foregoing hereinafter collectively called "Receivables").

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         (c) INVENTORY. All inventory of such Borrower, whether now owned or hereafter acquired, including, without limitation, all goods held by such Borrower for sale or lease or to be furnished under contracts of service or so furnished, and all raw materials, work in process, supplies and finished goods, and all materials used or consumed in such Borrower's business (all of the foregoing hereinafter collectively called "INVENTORY").

         (d) EQUIPMENT. All equipment, machinery, furniture, leasehold improvements and fixtures of such Borrower, whether now owned or hereafter acquired, including, without limitation, all replacements thereof and all accessions, parts and equipment now or hereafter affixed thereto or used in connection therewith (all of the foregoing hereinafter collectively called "EQUIPMENT").

         (e) INTELLECTUAL PROPERTY. All presently existing and hereafter issued, filed, acquired or licensed patents and patent applications, including, without limitation, divisional, continuations and continuations-in-part, copyrights, trade names, trademarks and service marks, as well as all registrations and applications for registration thereof, all income, royalties, damages and payments now or hereafter due or payable under and with respect to any of the foregoing, including without limitation damages and payments for past or future infringements thereof, the right to sue and recover for past, present and future infringements of any of the foregoing, all rights throughout the world corresponding to any of the foregoing, whether existing or granted under the laws of the United States or any other domestic or foreign jurisdiction (all of the foregoing hereinafter collectively called "INTELLECTUAL PROPERTY").

         (f) BOOKS AND RECORDS. All present and future books, records, customer lists, supplier lists, ledgers, invoices, purchase orders, sales orders, and other evidence of such Borrower's business records, including, but not limited to, all cabinets, drawers, files, correspondence, etc., that may hold same; computer records, lists, software, programs, tapes and disks, all wherever located and all whether now existing or hereafter arising or acquired (all of the foregoing hereinafter collectively called "RECORDS").

         5.02 PROCEEDS. All proceeds of any of the Miscellaneous Property, Receivables, Inventory, Equipment, Intellectual Property and Records, including, but not limited to, accounts, contract rights, chattel paper, notes, drafts, instruments, general intangibles, inventory, equipment, fixtures, money deposit accounts, goods, the proceeds of insurance or other tangible or intangible property, resulting from the sale or other disposition of any of the foregoing or the rendition of services by such Borrower, and the proceeds thereof (all of the foregoing hereinafter collectively called "PROCEEDS").

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

         5.03 NEGATIVE PLEDGE. Each Borrower hereby covenants and agrees not to encumber, in any manner whatsoever, whether voluntarily or involuntarily, any real estate now owned or hereafter acquired by such Borrower in favor of any party other than Bank, except for those encumbrances listed on EXHIBIT "A," as attached hereto.

         5.04 ADDITIONAL COLLATERAL. Each Borrower hereby covenants and agrees to provide to Bank, no later than two (2) Business Days after its acquisition of additional Collateral (whether by acquisition of the stock or assets of another entity or otherwise), a list of such Collateral, which list shall indicate the physical location of such Collateral. Each Borrower hereby further covenants and agrees to take any and all actions reasonably requested by Bank in regards to obtaining and maintaining Bank's first-priority perfected security interest in such Collateral, which actions shall be at the sole cost and expense of Borrowers.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         In order to induce Bank to enter into this Agreement and to make or extend the Revolving Loans, all as contemplated hereby, each Borrower represents and warrants to Bank, as to itself and except as disclosed in the SEC Filings (which SEC Filings have been provided by InterCept to Bank), each of which representations and warranties is deemed to be material, that:

         6.01 ORGANIZATION. Borrower is a corporation duly organized and validly existing in Georgia and is in good standing under the laws of the State of Georgia and has full right, power and authority to conduct its business as currently conducted; Borrower's principal place of business and chief executive office is located at 3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia 30071.

         6.02 POWER AND AUTHORITY OF EACH BORROWER. Borrower has full right, power and authority to enter into the Loan Documents to which it is a party and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the documents contemplated to be executed and delivered hereby.

         6.03 FOREIGN QUALIFICATION. Borrower is qualified to do business in all states where required by applicable law, except where the failure to be so qualified would not have a Material Adverse Effect; PROVIDED, HOWEVER, that Borrower will provide notice to Bank of each and every instance where Borrower is not qualified to do business in any state where required by applicable law.

         6.04 ENFORCEABILITY. The Loan Documents constitute valid obligations of the party executing the same, legally binding upon it and enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium or other laws affecting generally the enforcement of creditor's rights and the availability of equitable remedies. No consent, license, or approval of any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents.

         6.05 VIOLATION OF ARTICLES OR BYLAWS. The execution, delivery and performance of the Loan Documents will not violate the provisions of the Articles of Incorporation or By-Laws of Borrower.

         6.06 CONFLICTS. The execution, delivery and performance of the Loan Documents will not violate the provisions of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which Borrower is a party, or which purports to be binding upon Borrower or any of its respective properties or assets.

         6.07 TITLE. Borrower has full and absolute title to the Collateral owned by it, except as set forth specifically on EXHIBIT A hereto.

         6.08 EXISTENCE OF LIENS. No financing statement, mortgage, notice of lien, deed of trust, security agreement, deed to secure debt, or any other agreement or instrument creating or giving notice of a security interest in or an encumbrance, lien, or charge against any of the Collateral owned by it is in existence or on file in any public office, except as specifically set forth on EXHIBIT A hereto.

         6.09 FINANCIAL CONDITION. The most recent consolidated financial statements of Borrower furnished to Bank and in the SEC Filings furnished to Bank are complete and correct and accurately reflect their respective financial conditions and the results of operations for the respective periods to which such statements relate. There are no material liabilities, direct or indirect, fixed or contingent, of Borrower that are not reflected therein or in the notes thereto.

         6.10 LITIGATION. There is no litigation, proceeding, or investigation pending or, to the knowledge of Borrower, threatened, that is reasonably likely to result in a Material Adverse Effect, nor does Borrower know or have any reasonable grounds to know the basis for the institution of any such litigation, proceeding or investigation.

         6.11 TAX OBLIGATIONS. Borrower has no knowledge of any tax return required to be filed by it that has not been filed with the appropriate governmental agency or for which it has not received an extension beyond the date hereof; Borrower will not be, as of the Closing, in default with respect to such filings. Borrower has paid or will have paid as of the Closing Date all taxes now or then claimed to be due by any federal, state or local taxing authority, except those disclosed to Bank in writing at Closing and if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings, and if it shall have either: (i) set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by Bank adequate with respect thereto, or (ii) if requested in writing by Bank, established a deposit with Bank sufficient to pay or discharge such tax, if such proceedings are adversely determined. Neither the Internal Revenue Service nor any other taxing authority is now asserting, or to the knowledge of Borrower, has threatened to assert, any deficiency claim for additional taxes against it; and no waiver of any applicable statute of limitations has been granted to the Commissioner of Internal Revenue or any other taxing authority by Borrower.

         6.12 STOCK. The authorized capital stock of Borrower is as set forth on EXHIBIT "B" hereto. There are no outstanding warrants, options or other rights to acquire the capital stock of Borrower, other than as disclosed on EXHIBIT "B" hereto and in the SEC Filings furnished by InterCept to Bank.

         6.13 MISREPRESENTATIONS. No representation or warranty by Borrower made herein and no statement or certificate to be furnished to Bank pursuant hereto in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

         Each Borrower covenants and agrees with Bank, on its own behalf, that from and after the date hereof, so long as the Obligations remain outstanding or this Agreement remains in effect, that:

         7.01 LOCATION OF RECORDS. Borrower shall maintain its books and records, including, without limitation, all books and records evidencing or relating to the Collateral, at its chief executive office as set forth in this Agreement, and shall not remove said books and records from such address without the prior written consent of Bank (which consent shall not be unreasonably withheld, conditioned or delayed).

         7.02 INSPECTION. Borrower shall permit Bank or any persons duly designated by it to call at its places of business at any reasonable time, and without hindrance or delay, to inspect, audit, check and make extracts from their books, records, journals, orders, receipts and any correspondence or other data relating to their businesses or any other transactions between or among the parties hereto. Bank shall endeavor to provide at least two (2) Business Days notice of any such inspections and shall attempt to minimize the disruption to Borrower's business.

         7.03 FINANCIAL STATEMENTS AND OTHER INFORMATION. Borrower (as a part of the consolidated financial statements of InterCept) shall furnish to Bank the following financial information:

         (a) Borrower shall furnish to Bank quarterly, within forty-five (45) days after the end of each quarter, its financial statements (as a part of the consolidated financial statements of InterCept), including balance sheets, income and expense statements and detailed statements of profit and loss and retained earnings, in form and content reasonably acceptable to Bank, all certified by its chief financial or chief executive officer. After the effective date of InterCept's initial public offering, all financial statements delivered to Bank shall be in the same form as filed with the Securities and Exchange Commission and the SEC Filings. The chief financial or chief executive officer of such entity shall certify with respect to all such financial statements, whether delivered prior to or after the effective date of InterCept's initial public offering, that the financial statements submitted (i) are in accordance with such entity's books and records; (ii) present fairly the financial position and results of operations as of and for the periods specified; (iii) set forth all material claims and liabilities, contingent or otherwise; and (iv) fully disclose the existence of any Default hereunder, including the nature and period of existence thereof.

         (b) Borrower shall furnish to Bank annually, a copy of its federal corporate income tax return, not later than ninety (90) days after filing with the appropriate tax authorities; and Borrower shall furnish to Bank annually its annual financial statements, including a balance sheet, income and expense statement and detailed statement of profit and loss and retained earnings, in form and content reasonably acceptable to Bank, within ninety (90) days after the end of its fiscal year end, all of which shall be audited by an independent practicing certified public accountant acceptable to Bank, together with an unqualified opinion letter of such accountant, all in form and substance satisfactory to Bank. After the effective date of InterCept's initial public offering, such financials shall be in the same form as those filed with the Securities and Exchange Commission.

         (c) Borrower will furnish to Bank, no later than sixty (60) days following the end of each fiscal year, a list of all of the locations of the Collateral, which list shall clearly reflect all additional and changed locations of the Collateral since the last such list was provided to Bank hereunder.

         (d) Borrower will furnish to Bank such other or more frequent data, information, and reports as Bank may reasonably request from time to time.

         7.04 GOVERNMENTAL OBLIGATIONS. Borrower will pay and discharge promptly or cause to be paid and discharged promptly all taxes, assessments, and governmental charges for levies imposed upon its income or property, real, personal, or mixed, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies), which, if unpaid, might by law become a lien or charge against said property; provided, however, that Borrower shall not be required to pay any such tax, assessment, charge, levy, or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings, and if it shall have either:
(i) set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by Bank adequate with respect thereto, or (ii) if requested in writing by Bank, established a deposit with Bank sufficient to pay or discharge such tax, assessment, charge, levy or claim, if such proceedings are adversely determined.

         7.05 PROTECTION OF BUSINESS. Borrower shall take all appropriate action necessary to protect its business and assets consistent with normal practices; conduct its business in a sound and businesslike manner; and Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and all its rights necessary to the conduct of its business.

         7.06 MAINTENANCE OF RECORDS. Borrower shall keep adequate records and books of accounts, in which complete entries will be made, reflecting all its financial transactions.

         7.07 ADVERSE CHANGES. Borrower shall, as soon as possible, and in any event within five (5) business days after they become aware of the occurrence of a Material Adverse Effect, which could reasonably be expected to impair substantially their ability to perform its Obligations pursuant to this Agreement, furnish to Bank a statement setting forth details of such Material Adverse Effect and the action that they propose to take with respect thereto.

         7.08 NOTICE OF LITIGATION. Borrower shall promptly notify Bank in the event of any legal action filed against Borrower.

         7.09 PAYMENT OF OBLIGATIONS. Borrower shall pay or cause to be paid the principal of, and, if any, the interest and premium on all indebtedness heretofore or hereafter incurred or assumed by it when and as the same shall become due and payable, unless such indebtedness be renewed or extended; and faithfully observe, perform and discharge all the covenants, conditions and obligations that are imposed upon it by any and all indentures and other agreements securing or evidencing such indebtedness or pursuant to which such indebtedness is issued, and not permit the continuance of any act or omission that is, or under the provisions thereof may be declared to be, a default, whether in the payment of principal and interest or otherwise, unless waived pursuant to the provisions thereof; provided, however, that Borrower shall not be required to make any payment or to take any other action pursuant to this paragraph at any time while it shall be currently contesting in good faith by appropriate proceedings its obligations to make such a payment or to take such action, if it shall have either: (i) set aside on its books, reserves (segregated to the extent required by sound accounting practices) deemed by Bank adequate with respect thereto, or (ii) if requested in writing by Bank, established a deposit with Bank sufficient to pay any such amount if such proceedings are adversely determined.

         7.10 FREE OF LIENS. Borrower will at all times hereafter keep the Collateral owned by it free of all security interests, liens and claims whatsoever, other than those in favor of Bank and those indicated on EXHIBIT A hereto.

         7.11 ADDITIONAL DOCUMENTATION. Borrower will from time to time, on request of Bank, execute such financing statements, notices and other documents, and pay the cost of filing or recording the same in all public offices deemed necessary by Bank and do such other acts as Bank may request to establish and maintain a valid and perfected security interest in the Collateral, including, without limitation, delivery to Bank of any certificate of title or other instrument issuable with respect to any of the Collateral and notation thereon of the security interest and security title hereunder.

         7.12 RECEIVABLES. The face amount of each Receivable shown on any account report or aging now or hereafter provided to Bank, and all invoices and statements now or hereafter delivered to Bank with respect to any such Receivable, is and will be as it arises actually and absolutely owing without defense, offset, or counterclaim and will not be contingent for any reason (unless otherwise stated in such report). Borrower will notify Bank of any defense, offset or counterclaim which is asserted with respect to any Receivable within five (5) days of Borrower's receiving notice of the assertion of such defense, offset or counterclaim.

         7.13 ACCOUNTS. Borrower shall maintain all of its primary deposits and similar transaction accounts with Bank, including without limitation all of its checking and operating accounts, except for accounts maintained for convenience at locations of Borrower not maintained in the State of Georgia. Borrower will make all payments of interest on the Note from accounts maintained at Bank.

         7.14 BUSINESS AND COLLATERAL INSURANCE. Borrower shall insure the Collateral owned by it until Bank's security interest is terminated against all risks to which it is exposed, including without limitation loss, damage, fire, theft and all other such risks, and shall obtain liability insurance, business interruption and worker's compensation insurance, all in such amounts, with such companies, under such policies and in such form as shall be reasonably satisfactory to Bank, which policies shall provide that loss thereunder shall be payable to Bank as its interests may appear (upon a New York standard mortgage clause [long form] acceptable to Bank in its reasonable discretion), and Bank may apply any proceeds of such insurance which may be received by it for payment of the Obligations, whether or not due, in such order of application as Bank may reasonably determine, and such policies or certificates thereon or duplicates thereof shall immediately be deposited with Bank.

         7.15 LOCATION OF INVENTORY AND EQUIPMENT. Borrower shall at all times keep the Inventory and Equipment at the location of its principal place of business and chief executive offices, except as set forth on EXHIBIT "C," and shall give notice of Bank's security interest in the Inventory and Equipment to the person in possession of each location.

         7.16 CONDITION OF EQUIPMENT. Borrower shall at all times keep its Equipment in good order and repair, excepting normal wear and tear and any loss, damage or destruction which is fully covered by insurance.

         7.17 PERSONAL PROPERTY. The Equipment owned by Borrower is and shall be maintained as personal property and shall not, by reason of attachment or connection to any realty, either become or be deemed to be a fixture or appurtenant to such realty and shall at all times be severable therefrom without material change or damage to the realty.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         Each Borrower covenants and agrees with Bank, on its own behalf, that from and after the date hereof, and so long as the Obligations remain outstanding or this Agreement remains in effect, that, without Bank's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed):

         8.01 GUARANTIES. Borrower shall not guarantee, endorse, become surety with respect to, or otherwise become directly or contingently liable for, or in connection with, the obligations of any other person, firm, or corporation, except for guaranties in favor of Bank and the endorsement of checks in the ordinary course of business.

         8.02 MERGER, CONSOLIDATION, ETC. Borrower shall not enter into any merger, reorganization or consolidation (except for such transactions with other Borrowers or wherein (i) the consideration paid does not exceed $6,000,000 and
(ii) a Borrower is the surviving entity), nor will Borrower make any substantial change in the basic type of business now conducted by it.

         8.03 SALE OF ASSETS. Borrower shall not sell all or substantially all of its assets or take any action that would make it impossible for it to carry out its business as now conducted.

         8.04 JUDGMENTS. Borrower shall not allow any single judgment for the payment of money in excess of $50,000.00 or of any number of judgments for the payment of money in excess of the aggregate sum of $100,000.00, excluding amounts in either case with respect to which an insurance carrier admits full coverage (except for applicable deductibles), to remain unsatisfied against it for a period of thirty (30) consecutive days, unless execution thereof is stayed.

         8.05 INDEBTEDNESS. Borrower will not obtain from any party other than from Bank any loans, advances, or other financial accommodations or arrangements, except for loans or other financial accommodations relating to trade debt incurred by Borrower in the ordinary course of business.

         8.06 ENCUMBRANCES; DISPOSITION OF ASSETS. Borrower will not sell, transfer, lease, pledge, abandon, or otherwise dispose of any of the Collateral or any interest therein, except for Inventory, which Borrower may sell in the ordinary course of its business.

         8.07 ADVANCES AND LOANS. Borrower shall not make any loans, advances, or extensions of credit to any of its stockholders, directors, officers, executives, employees or any other Affiliate in excess of $500,000 in the aggregate outstanding at any one time, except for credit extended for goods sold in the ordinary course of Borrower's business and advances to employees of Borrower for travel and other expenses incurred in the ordinary course of Borrower's business.

         8.08 CAPITAL EXPENDITURES. Borrowers shall not make net capital expenditures or incur lease obligations in excess of $1,000,000.00 in the aggregate for all items in any single fiscal year; PROVIDED, HOWEVER, that Borrowers may make an additional $1,700,000.00 in capital expenditures during the term hereof as long as such amounts are used solely by Borrowers to enhance their frame relay network.

         8.09 DIVIDENDS. Borrower shall not declare or pay any dividends on its capital stock, nor shall any Borrower redeem, repurchase or otherwise acquire any of its outstanding capital stock; PROVIDED, HOWEVER, that Borrower may issue additional stock and declare dividends consisting solely of stock.

         8.10 CHANGE OF LOCATION OF BORROWER. Borrower will not change its principal place of business or chief executive office, unless (i) Borrower is changing its principal place of business or chief executive office to another location within the State of Georgia, and (ii) Borrower delivers written notice to Bank at least thirty (30) days in advance of such change.

                                   ARTICLE IX

                               FINANCIAL COVENANTS

         Borrowers covenant and agree with Bank that from and after the date hereof, and so long as the Obligations remain outstanding or this Agreement remains in effect, that:

         9.01 FUNDED DEBT/EBITDA. Borrowers shall maintain a ratio of their consolidated Funded Debt to EBITDA, as calculated on a rolling four-quarter basis, of less than or equal to 3.0 to 1.0 at each quarter end.

         9.02 FUNDED DEBT/TOTAL CAPITALIZATION. Borrowers shall maintain a ratio of their consolidated Funded Debt to Total Capitalization at all times no greater than 0.50 to 1.0.

         9.03 CONSOLIDATED TANGIBLE NET WORTH. Borrowers shall have a Consolidated Tangible Net Worth as of the Closing of at least $16,000,000.00, and such minimum Consolidated Tangible Net worth shall increase by 100% of its Net Profit for each fiscal year thereafter.

                                    ARTICLE X

                                     DEFAULT

         Each of the following shall constitute a Default hereunder:

        10.01 Failure of Borrowers to make any payment of principal or interest on the Note evidencing the Revolving Loans within ten (10) days of its due date;


        10.02 Failure of any Borrower to make any payment of principal or interest on any other Obligations within ten (10) days of its due date;

        10.03 Any statement, representation or warranty made orally or in writing by any Borrower in this Agreement, or in connection with any document, certificate, or financial or other statement furnished by a Borrower at any time under or in connection with this Agreement, is untrue in any material respect when made or furnished;

        10.04 Default by any Borrower under, or in the observance or performance of any of the covenants or agreements contained in, this Agreement or in any documents executed in connection with the consummation of the transactions contemplated hereby, which continues uncured for sixty (60) days after the occurrence thereof;

        10.05 Default by any Borrower under, or in the observance or performance of any of the covenants contained in, any other agreement or document now or hereafter effective between such party and Bank, which continues uncured for thirty (30) days after the occurrence thereof;

        10.06 The filing by any Borrower of a petition under any chapter of the Federal Bankruptcy Code, as amended, or of any proceeding seeking any relief under any other insolvency or debtor relief act or law, state or federal, now or hereafter existing;

        10.07 The filing against any Borrower of a petition under any chapter of the Federal Bankruptcy Code, as amended, or of any proceeding seeking any relief under any other insolvency or debtor relief act or law, state or federal, now or hereafter existing, which is not dismissed within one hundred twenty
(120) days;

        10.08 The application by any Borrower or the consent or acquiescence of any Borrower in, the appointment of a custodian, receiver, trustee or similar official for all or a substantial part of any of their respective properties;

        10.09 The involuntary appointment of a custodian, receiver, trustee or similar official for all or a substantial part of any Borrower's property or assets, or the issuance of a warrant, attachment, execution or similar process against a substantial part of the property of any Borrower, which is not dismissed within one hundred twenty (120) days;

        10.10 Any Borrower shall become insolvent or unable to pay debts as they mature, or admits in writing to such effect, makes a conveyance fraudulent as to creditors under any state or federal law, makes an assignment for the benefit of creditors, or a proceeding is instituted by or against any Borrower alleging that any of them is insolvent or unable to pay debts as they mature, which is not dismissed within one hundred twenty (120) days;

        10.11 John W. Collins ceases to be Chief Executive Officer and Chairman of the Board of Directors of InterCept, without Bank's prior written consent;

        10.12 Suspension or material alteration of any Borrower's present business;

        10.13 Sale, transfer or exchange of a substantial part of the property of any Borrower or dissolution, merger or consolidation of any Borrower (other than as permitted under this Agreement);

        10.14  Seizure of the Collateral by any third party;

        10.15 Use of the Collateral which constitutes a violation of any law or governmental rule or regulation applicable to Borrowers; and

        10.16 Bank in good faith deems itself insecure, notifies Borrowers in writing of such insecurity and provides Borrowers at least sixty (60) days to cure the stated reasons for Bank's insecurity.

                                   ARTICLE XI

                               RIGHTS AND REMEDIES

        11.01  PRIOR TO DEFAULT. Before or after the occurrence of a Default:
Bank may, examine, audit or inspect any Borrower's books and records constituting, evidencing or otherwise relating to the Collateral, wherever located, at any time or times, and may enter upon any Borrower's premises for such purposes consistent with Section 7.02 hereof. Each Borrower shall assist Bank in a commercially reasonable manner to make each such examination, audit and inspection.

        11.02 SUBSEQUENT TO DEFAULT. Upon the occurrence of any one or more Defaults (including the lapse of any applicable cure period): Bank may terminate this Agreement and may declare the Obligations, notwithstanding any provisions thereof, without demand or notice of any kind, immediately due and payable, whereupon the Obligations shall become immediately due and payable and may be collected forthwith; Borrowers shall assemble the Collateral and make it available to Bank at such time or times and such location or locations as Bank may designate in its discretion; Bank shall have the right to take immediate possession of the Collateral without notice or resort to legal process and without demand or notice of any kind to set off and deduct the outstanding balance of the Obligations from sums, if any, which now are or hereafter may be owing by Bank to Borrowers, including without limitation the Miscellaneous Property; and Bank may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and other applicable law in the State of Georgia; PROVIDED, HOWEVER, that in the event that Bank elects in its sole discretion not to accelerate the Obligations, or that Bank is prohibited from accelerating the Obligations during any applicable cure period, upon the occurrence of a Default, then, notwithstanding the existence of any applicable cure period, without demand or notice of any kind, interest shall accrue on the outstanding principal balance of the Note at the then applicable rate thereunder PLUS two percent (2.0%) per annum commencing from the date such Default occurs and continuing for so long as such Default continues, whether or not such Default is cured pursuant to any applicable cure period or otherwise. Without limiting the generality of the foregoing, upon the occurrence of a Default, Bank shall have the right to notify the account debtors or obligors on the Receivables to pay Bank directly, and, at Bank's request, each Borrower agrees to notify all of its account debtors or obligors on the Receivables to pay Bank directly. After a Default, Bank, from time to time, at its option, may perform any agreement of any Borrower hereunder which such party shall fail to perform and take any other action which Bank deems necessary for the maintenance or preservation of any of the Collateral or its interest therein, and each Borrower agrees to reimburse forthwith Bank for all reasonable costs and expenses of Bank in connection with the foregoing (including without limitation Bank's internal administrative costs). Without limiting the generality of the foregoing, Bank shall have the right, without demand or notice of any kind, to set off and deduct sums due to Bank under this Agreement from sums, if any, which now are or hereafter may be owing by Bank to any Borrower, including without limitation the Miscellaneous Property. After a Default, each Borrower hereby constitutes Bank or its designee as its attorney-in-fact: to receive, open, and dispose of all mail addressed to such Borrower; to notify the postal authorities to change the address and delivery of mail addressed to such Borrower to such address as Bank may designate; to endorse such Borrower's name upon any notes, acceptances, checks, drafts, money orders and other remittances that may come into Bank's possession and to deposit or otherwise collect the same; to sign such Borrower's name on any invoice or bill of lading, on drafts against customers, and notices to customers; to send verifications of accounts to customers; to execute in such Borrower's name any affidavits and notices with regard to any and all lien rights; and to do all other acts and things necessary to carry out this Agreement. Each Borrower hereby waives notice of presentment, protest and dishonor of any instrument so endorsed. All acts of said attorney-in-fact or designee are hereby authorized and ratified, and said attorney-in-fact or designee shall not be liable for any acts of omission or commission, nor for any error of judgment or mistake of fact or law, unless resulting from Bank's gross negligence or intentional misconduct; this power being coupled with an interest is irrevocable while the Obligations remain outstanding.

                                   ARTICLE XII

                                     CLOSING

         The transactions contemplated hereby shall be closed at 10:00 a.m., on April 28, 1998, at the offices of Bank's counsel, 1230 Peachtree Street, N.E., Suite 3100, Atlanta, GA 30309, or at such other time and place as the parties may mutually agree.

                                  ARTICLE XIII

                             OTHER FEES AND EXPENSES

         Each Borrower shall provide, at its expense, to Bank all documents, instruments, assurances, and certificates as Bank may deem necessary to consummate the transactions contemplated hereby. Each Borrower shall be obligated to Bank to pay all fees, expenses and costs reasonably incurred by Bank, including without limitation attorneys' fees, in connection with the entering into and negotiation of this Agreement and consummating the transactions contemplated hereby, notwithstanding whether the transactions contemplated hereby in fact are consummated.

                                   ARTICLE XIV

                                      TERM

         When executed by each of the parties hereto, this Agreement shall be effective on the date first above written and shall continue in full force and effect until the maturity (whether by acceleration or otherwise) of the Obligations, unless sooner terminated by Bank upon Default. Upon termination, Borrower shall continue to perform all of its obligations hereunder until the Obligations have been paid and satisfied in full.

                                   ARTICLE XV

                                  MISCELLANEOUS

        15.01 Each and every right granted to Bank under this Agreement, or any document delivered in connection with consummating the transactions contemplated hereby or in connection herewith, or allowed to it by law or equity shall be cumulative and may be exercised, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. No waiver by Bank of any Default hereunder shall constitute a waiver of any subsequent Default.

        15.02 This Agreement is entered into in the State of Georgia and the rights and obligations of the parties hereunder shall be governed by, construed, enforced and interpreted in accordance with the laws of the State of Georgia.

        15.03 All representations, warranties and covenants contained herein shall survive the Closing and the execution and delivery of the Note or any other documents contemplated hereby until the Obligations are indefeasibly satisfied in full.

        15.04 This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.

        15.05 This Agreement shall not be modified or amended except by a writing executed by the parties hereto.

        15.06 This Agreement shall be binding upon the parties hereto, their heirs, estates, representatives, successors and assigns and shall inure to the benefit of Bank, its successors and assigns.

        15.07 Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

        15.08 Article and paragraph headings used in this Agreement are for convenience of reference only and are not part of this Agreement for any other purpose.

        15.09 Any notice, demand or communication required or permitted to be given by the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to a party or to an officer of the party to whom the same is directed, or if sent by United States Mail, first-class postage and charges prepaid, addressed to such party at the following address, or to such other address as shall be furnished in writing by any party to the other, pursuant to the provisions hereof:

  If to Bank, to                    First Union National Bank
                                    999 Peachtree Street, N.E.
                                    Suite 950, M/C 9071
                                    Atlanta, GA 30309
                                    Attn: Mr. Brad P. Keller

  with a copy to:                   Smith, Gambrell & Russell, LLP
                                    1230 Peachtree Street, N.E.
                                    Suite 3100
                                    Atlanta, GA 30309
                                    Attn: John T. Vian, Esq.

  If to Borrower, to                c/o The InterCept Group
                                    3150 Holcomb Bridge Road

                                    Suite 200
                                    Norcross, GA 30071
                                    Attn: Mr. Scott R. Meyerhoff and
                                    Mr. John W. Collins

  with a copy to:                   Nelson, Mullins, Riley & Scarborough, L.L.P.
                                    999 Peachtree Street, NE
                                    Atlanta, GA 30309
                                    Attn: Susan L. Spencer, Esq.

Any such notice shall be deemed given as of the date so delivered personally, or three (3) days after the date on which same was deposited, first-class postage prepaid, in a regularly maintained receptacle for the deposit of United States Mail, addressed as aforesaid.

        15.10 If any notification of intended disposition of the Collateral or of any other act by Bank is required by law and a specific time period is not stated therein, such notification, if given in accordance with Section 15.09 above at least five (5) Business Days before such disposition or act, shall be deemed reasonably and properly given.

        15.11  Time is of the essence of this Agreement.



                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered in their names and on their behalf, and their seals to be affixed and attested, all on the day and year first above written.

                                         BORROWERS:
                                         ----------
Attest:                                  THE INTERCEPT GROUP, INC.

/s/ Scott R. Meyerhoff                      /s/ John W. Collins
_________________________________        By:_________________________________
Secretary                                Title:  Chairman & CEO

   [CORPORATE SEAL]

Attest:                                  INTERCEPT SWITCH, INC.

/s/ Denise Saylor                           /s/ John W. Collins
_________________________________        By:_________________________________
Secretary                                Title:  Chairman & CEO

   [CORPORATE SEAL]

Attest:                                  PROVESA, INC.

/s/ John W. Collins                         /s/ John W. Collins
_________________________________        By:_________________________________
Secretary                                Title:  Chairman & Secretary

   [CORPORATE SEAL]

Attest:                                  PROVESA SERVICES, INC.

/s/ John W. Collins                         /s/ John W. Collins
_________________________________        By:_________________________________
Secretary                                Title:  Chairman & Secretary

   [CORPORATE SEAL]

                                         BANK:

                                         FIRST UNION NATIONAL BANK

                                            /s/ Brad P. Keller
                                         By:_________________________________

                                                Vice President
                                         Its:_________________________________

                                                 [BANK SEAL]

                                   EXHIBIT "A"


                             ENCUMBRANCES AND LIENS


DATE                           INSTRUMENT AND NUMBER             SECURED PARTY
----                           ---------------------             -------------
COLLATERAL
----------


                                      NONE.

                                   EXHIBIT "B"

                           CAPITALIZATION OF BORROWERS
                           ---------------------------


                          [TO BE PROVIDED BY BORROWERS]

                                      -2-